                                                                    EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
PDF Solutions, Inc.:

We consent to the incorporation by reference in this Registration Statement of PDF Solutions, Inc. on Form S-8, of our report dated January 19, 2001 (July 6, 2001 as to the third paragraph of Note 12), appearing in the Prospectus which is part of the Registration Statement No. 333-43192 of PDF Solutions, Inc. on Form S-1 and of our report dated January 19, 2001 relating to the consolidated financial statement schedule appearing elsewhere in Registration Statement No. 333-43192 of PDF Solutions, Inc. on Form S-1.

/s/ DELOITTE & TOUCHE LLP

San Jose, California
July 31, 2001



                                       7